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          Exhibit 10.6 - Agreement of Purchase and Sale (935 First Ave)


                         AGREEMENT OF PURCHASE AND SALE


                                     between


                          935 FIRST AVENUE ASSOCIATES,
                       a Pennsylvania limited partnership

                                  ("Prentiss")


                                       and


                     BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                         a Delaware limited partnership

                                ("Brandywine OP")



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I. DEFINITIONS.........................................................1
 1.1   Definitions.............................................................1
ARTICLE II. PURCHASE AND SALE; DEPOSIT; PAYMENT OF
PURCHASE PRICE; STUDY PERIOD...................................................7
 2.1   Purchase and Sale.......................................................8
 2.2   Payment of Purchase Price...............................................8
 2.3   Deposit.................................................................8
 2.4   Deliveries..............................................................8
ARTICLE III. PRENTISS' REPRESENTATIONS AND WARRANTIES.........................11
 3.1   Organization and Power.................................................11
 3.2   Authorization, Execution and Disclosure................................12
 3.3   Non-contravention......................................................12
 3.4   No Special Taxes.......................................................12
 3.5   Compliance with Existing Laws and Restrictive Covenants................12
 3.6   Personal Property......................................................13
 3.7   Operating Agreements...................................................13
 3.8   Condemnation Proceedings; Roadways.....................................13
 3.9   Actions or Proceedings.................................................13
 3.10  Bankruptcy.............................................................13
 3.11  Hazardous Substances...................................................13
 3.12  Parties in Possession..................................................14
 3.13  Leases.................................................................14
 3.14  Leased Property........................................................14
 3.15  No Unpaid Charges......................................................14
 3.16  Access.................................................................15
 3.17  No Commitments.........................................................15
 3.18  Prentiss Is Not a "Foreign Person".....................................15
 3.19  Leasing Commissions....................................................15
 3.20  Other Agreements.......................................................15
 3.21  Existing Secured Indebtedness..........................................15
 3.22  Employment on "At-Will" Basis..........................................15
 1.1   Architect's............................................................16
 3.23  Agreement..............................................................16
 3.24  Budget.................................................................16
 3.25  LIMITATIONS ON REPRESENTATIONS AND WARRANTIES..........................16


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ARTICLE IV. BRANDYWINE OP'S REPRESENTATIONS AND WARRANTIES....................18
 4.1   Organization and Power.................................................18
 4.2   Non-contravention......................................................18
 4.3   Litigation.............................................................18
 4.4   Bankruptcy.............................................................18
 4.5   Authorization, Execution and Disclosure................................18
ARTICLE V. CONDITIONS PRECEDENT...............................................19
 5.1   As to Brandywine OP's Obligations......................................19
 5.2   As to Prentiss' Obligations............................................20
ARTICLE VI. COVENANTS OF PRENTISS.............................................20
 6.1   Operating Agreements...................................................20
 6.2   Warranties and Guaranties..............................................21
 6.3   Insurance..............................................................21
 6.4   Operation of Property Prior to Closing.................................21
 6.5   Construction Agreements................................................22
 6.6   No Marketing...........................................................22
ARTICLE VII. CLOSING..........................................................23
 7.1   Closing................................................................23
 7.2   Prentiss' Deliveries...................................................23
 7.3   Brandywine OP's Deliveries.............................................25
 7.4   Mutual Deliveries......................................................25
 7.5   Closing Costs..........................................................25
 7.6   Expense Allocations....................................................26
 7.7   Costs Associated with Payment of Total Project Costs...................27
 7.8   Leasing Commissions....................................................27
ARTICLE VIII. GENERAL PROVISIONS..............................................27
 8.1   Condemnation...........................................................27
 8.2   Risk of Loss...........................................................28
 8.3   Broker.................................................................28
 8.4   Bulk Sale..............................................................28
ARTICLE IX. LIABILITY OF BRANDYWINE OP; INDEMNIFICATION
BY PRENTISS; DEFAULT; TERMINATION RIGHTS......................................29
 9.1   Liability of Brandywine OP.............................................29
 9.2   Indemnification by Prentiss............................................29
 9.3   Default by Prentiss/Failure of Conditions Precedent....................30
 9.4   Indemnification by Brandywine OP.......................................31
 9.5   Default by Brandywine OP/Failure of Conditions Precedent...............31
 9.6   Costs and Attorneys' Fees..............................................31
 9.7   Limitation of Liability................................................32


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ARTICLE X. MISCELLANEOUS PROVISIONS...........................................32
10.1   Completeness; Modification.............................................32
10.2   Assignments............................................................32
10.3   Successors and Assigns.................................................32
10.4   Days...................................................................32
10.5   Governing Law..........................................................32
10.6   Counterparts...........................................................33
10.7   Severability...........................................................33
10.8   Notices................................................................33
10.9   Escrow Agent...........................................................33
10.10  Incorporation by Reference.............................................33
10.11  Survival...............................................................33
10.12  Further Assurances.....................................................33
10.13  No Partnership.........................................................33
10.14  Time of Essence........................................................33
10.15  Signatory Exculpation..................................................33
10.16  Rules of Construction..................................................33
10.17  Like-Kind Exchange.....................................................33
10.18  SEC Reporting (8-K) Requirements.......................................33



EXHIBITS
Exhibit A - Land
Exhibit B - Total Project Costs as of February 28, 2001
Exhibit C - Authorizations
Exhibit D - Permitted Title Exceptions


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                         AGREEMENT OF PURCHASE AND SALE


         THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made as of this 14th day of March, 2001, between 935 FIRST AVENUE ASSOCIATES, a Pennsylvania limited partnership and/or assigns (collectively, "Prentiss"), and BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Brandywine OP").

                             R E C I T A T I O N S:

         A. Prentiss is the owner of a fee estate in certain real property located in the Commonwealth of Pennsylvania, as more particularly identified on Exhibit A, attached hereto and made a part hereof for all purposes.

         B. Brandywine OP is desirous of acquiring such property from Prentiss and Prentiss is desirous of conveying such property to Brandywine OP, for the Purchase Price and upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is agreed:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. The following terms shall have the indicated meanings:

               "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such


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party or general partner, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of ninety
(90) consecutive days; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of ninety (90) consecutive days.

               "Applicable Laws" shall mean any applicable building, zoning, subdivision, environmental, health, safety or other governmental laws, statutes, ordinances, resolutions, rules, codes, regulations, orders or determinations of any Governmental Authority or of any insurance boards of underwriters (or other body exercising similar functions), or any restrictive covenants or deed restrictions affecting the Property or the ownership, operation, use, maintenance or condition thereof.

               "Architect's Agreement" shall mean the architect's and engineer's agreement between Prentiss and Cathers & Associates dated March 22, 2000.

               "Assignment and Assumption Agreement" shall mean one or more assignment and assumption agreements whereby, subject to the allocation provisions in Section 7.7 hereof, (a) Prentiss (1) assigns and Brandywine OP assumes the Architect's Agreement, to the extent assignable, (2) assigns all of Prentiss' right, title and interest in and to the Intangible Personal Property and the Authorizations, to the extent assignable, and (3) indemnifies, defends and holds Brandywine OP and its agents, employees, officers, directors, shareholders and contractors harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Architect's Agreement before the Closing Date; and (b) Brandywine OP indemnifies, defends and holds Prentiss harmless with respect to all defaults, liabilities, claims, costs and expenses (including, without limitation, reasonable attorneys' fees) relating to acts or omissions accruing under such Architect's Agreement after the Closing Date.

               "Authorizations" shall mean all licenses, permits, approvals and consents, including, without limitation, all architectural, mechanical, structural and/or electrical plans and specifications, drawings, approvals and licenses listed on Exhibit C attached hereto obtained in connection with the Project, required by any governmental or quasi-governmental agency, body, department, commission, board, bureau, instrumentality or officer, any owners association created pursuant to deed restrictions affecting the Real Property or otherwise appropriate with respect to the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.


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               "Brandywine OP" shall mean Brandywine Operating Partnership,
L.P., a Delaware limited partnership.

               "Brandywine OP's Objections" shall mean the objections defined as such in Section 2.4(d) hereof.

               "Brandywine OP's Organizational Documents" shall mean the organizational documents and all amendments thereto of Brandywine OP.

               "Budget" shall have the meaning ascribed to such term in Section 2.4(b)(4) hereof.

               "Closing" shall mean the Closing of the purchase and sale of the Property pursuant to this Agreement and shall be deemed to occur on the Closing Date.

               "Closing Date" shall mean the date on which the Closing occurs.

               "Closing Documents" shall mean the documents defined as such in
Section 7.1 hereof.

               "Deed" shall mean that certain special warranty deed conveying title to the Land and subject only to Permitted Title Exceptions affecting each such Parcel. If there is any difference between the description of the Land as shown on Exhibit A attached hereto and the description of the Land shown on the Survey, the description of the Land to be contained in the Deed and the description of the Land set forth in the Title Commitment shall conform to the description shown on the Survey.

               "Deposit" shall mean all amounts deposited from time to time with Escrow Agent by Brandywine OP pursuant to Section 2.3 hereof, plus all interest or other earnings that may accrue thereon. All cash Deposits shall be invested by Escrow Agent in a commercial bank or banks acceptable to Brandywine OP at money market rates, or in such other investments as shall be approved in writing by Prentiss and Brandywine OP. The Deposit shall be held and disbursed by Escrow Agent in strict accordance with the terms and provisions of this Agreement.

               "Development/Consulting Agreement" shall mean the development/consulting agreement to be entered into by and between Brandywine OP and Peter Hausmann containing terms and conditions mutually agreed upon by the parties, that provides, among other things, for the completion of the Project as directed by Brandywine OP in its sole discretion and for the payment to Hausmann of $200,000.00 upon the completion of construction and issuance of a certificate of occupancy for each building comprising the Project that is developed on the Land.

               "Environmental Damages" shall mean all third-party claims, judgments, damages, losses, penalties, fines, liabilities (including, without limitation, punitive damages and strict liability), encumbrances, liens, costs


                                       3
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and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, including, without limitation, attorneys' fees and disbursements and consultants' fees, any of which arise as a result of the existence of Hazardous Materials upon, about or beneath the Property or migrating or threatening to migrate from the Property, or as a result of the existence of a violation of Environmental Requirements pertaining to the Property.

               "Environmental Requirements" shall mean (i) all applicable statutes, regulations, rules, policies, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, and similar items, of all Governmental Authorities, and (ii) all judicial, administrative and regulatory decrees, judgments and orders, in each case of (i) and (ii) relating to the protection of human health or the environment from Hazardous Materials and health and safety of employees or the public from Hazardous Materials, including, without limitation, all requirements thereof pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               "Escrow Agent" shall mean Chicago Title Insurance Company, whose address is 2001 Bryan Street, Suite 1700, Dallas, Texas 75201, Attention: Ellen Schwab.

               "FIRPTA Certificate" shall mean the affidavit of Prentiss under
Section 1445 of the Internal Revenue Code, as amended, certifying that Prentiss is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder), in form and substance satisfactory to Brandywine OP.

               "Governmental Authority" shall mean any federal, state, county, municipal or other government or any governmental or quasi-governmental agency, department, commission, board, bureau, officer or instrumentality, foreign or domestic, or any of them.

               "Hazardous Materials" shall mean any chemical substance: (i) which is or becomes defined as a "hazardous substance," "hazardous waste," "hazardous material," "pollutant," "contaminant," or "toxic," "explosive," "corrosive," "flammable," "infectious," "radioactive," "carcinogenic," or "mutagenic" material under any law, regulation, rule, order, or other authority of the federal, state or local governments, or any agency, department, commission, board, or instrumentality thereof, regarding the protection of human health or the environment from such chemical substances including, but not limited to, the following federal laws and their amendments, analogous state and local laws, and any regulations promulgated thereunder: the Clean Air Act, the Clean Water Act, the Oil Pollution Control Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1986, the Emergency Planning and


                                       4
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Community Right to Know Act, the Solid Waste Disposal Act, the Resource
Conservation and Recovery Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Toxic Substances Control Act, including, without limitation, asbestos and gasoline and other petroleum products (including crude oil or any fraction thereof); (ii) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; (iii) without limitation, which contains asbestos-containing materials or urea formaldehyde foam insulation; or (iv) without limitation, radon gas; provided, however, the term "Hazardous Materials" shall not include de minimis quantities of substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with Environmental Requirements.

               "Improvements" shall mean all buildings, improvements, fixtures and other items of real estate located on the Land, if any.

               "Insurance Policies" shall mean all policies of insurance maintained by or on behalf of Prentiss pertaining to the Property, its operation, or any part thereof.

               "Intangible Personal Property" shall mean all intangible personal property, if any, owned or possessed by Prentiss and used in connection with the ownership, operation, leasing, occupancy or maintenance of the Property, including, without limitation, (1) Prentiss' exclusive right to use any trade names associated with the Property and all variations thereof (other than variants of Prentiss OP's legal name, all rights to which shall be retained by Prentiss), (2) the Authorizations, (3) utility and development rights and privileges, general intangibles, business records, plans and specifications pertaining to the Real Property, and (4) any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway.

               "Land" shall mean that certain parcel of real estate lying and being in the and the Commonwealth of Pennsylvania, as more particularly described on Exhibit A attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Prentiss therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now or hereafter acquired.

               "Leased Property" shall mean all leased items of Tangible Personal Property.

               "Leases" shall mean all leases, tenancies and other rights of occupancy or use for any portion of the Real Property and leasehold estate, if any, together with any and all amendments thereto.


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               "Limited Partner" shall mean the entities defined collectively as the Limited Partner in the Partnership Agreement.

               "Operating Agreements" shall mean all management, service, supply and maintenance contracts, if any, in effect with respect to the Property and all other contracts that affect the Property or are otherwise related to the construction, development, ownership, operation, occupancy or maintenance of the Property including, the Architect's Agreement.

               "Owner's Title Policy" shall mean an owner's policy of title insurance for the Land issued to Brandywine OP by the Title Company, pursuant to which the Title Company insures Brandywine OP's ownership of fee simple title to the Land subject only to Permitted Title Exceptions. The Owner's Title Policy shall insure Brandywine OP in the amount of the Purchase Price and shall be acceptable in form and substance to Brandywine OP. Brandywine OP may require such deletions of standard exceptions and such title endorsements as are legally available and customarily required by institutional investors purchasing property comparable to the Property in each State where the Property is situated. The description of the Land in the Owner's Title Policy shall be by courses and distances or by reference to a legal, subdivided lot and shall be identical to the description shown on the Survey.

               "Partnership Agreement" shall mean the 935 First Avenue Associates Agreement of Limited Partnership dated as of October 22, 1999 among Prentiss and the Limited Partner.

               "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to Brandywine OP as determined pursuant to Section 2.4(d) hereof and listed on Exhibit D.

               "Prentiss' Organizational Documents" shall mean the organizational documents and all amendments thereto of Prentiss.

               "Prentiss OP" shall mean Prentiss Properties Acquisition Partners, L.P., a Delaware limited partnership and the general partner of Prentiss.

               "Project" shall mean the construction of (i) an approximately 103,000 square foot office building currently under development and (ii) an additional office building contemplated to be constructed, each as contemplated by the Authorizations on the Land.

               "Property" shall mean collectively the Real Property and the Personal Property.

               "Purchase Price" shall mean the sum of (a) $5,700,000.00, plus
(b) Total Project Costs as of the Closing Date, payable in the manner described in Section 2.2 hereof. In addition, as provided in Section 2.2, the Limited Partner shall also be paid, at Closing, a one time payment of $200,000.00 to be allocated among the Limited Partners in accordance with their respective percentage interests set forth in the Partnership Agreement.


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               "Real Property" shall mean the Land and the Improvements.

               "Submission Matters" shall mean all items Prentiss is required to deliver to Prentiss pursuant to Section 2.4(b) hereof.

               "Survey" shall mean the survey defined as such in and prepared pursuant to Section 2.4(d) hereof.

               "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures, equipment, machinery and other personal property that has been ordered with respect to the Project (e.g., steel), if any.

               "Title Commitment" shall mean the title commitment and exception documents defined as such in Section 2.4(d) hereof.

               "Title Company" shall mean Fidelity National Title Insurance Company or other title insurance underwriter selected by Brandywine OP.

               "Total Project Costs" shall mean the construction costs incurred in the development of the Project, including, without limitation, demolition costs, site preparation costs, permit fees, architect's and engineer's fees, impact fees, hard and soft construction costs, the total amount of which Total Project Costs incurred as of February 28, 2001 (the "Approved Cost Date") is specifically listed on Exhibit B hereto. Total Project Costs shall also include additional costs incurred in the development of the Project that are incurred between the Approved Cost Date and Closing Date, specifically in accordance with
Section 6.4(g).

               "UCC Reports" shall mean the reports defined as such in Section 2.4(d) hereof.

               "Utilities" shall mean public sanitary and storm sewers, natural gas (if any), telephone, public water facilities, electrical facilities and all other utility facilities and services (if any) necessary or appropriate for the operation and occupancy of the Property as an office building.

               "Warranties and Guaranties" shall mean all warranties and guaranties relating to the Improvements, or the Tangible Personal Property or any part thereof.


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                                   ARTICLE II
             PURCHASE AND SALE; DEPOSIT; PAYMENT OF PURCHASE PRICE;
                                  STUDY PERIOD


         2.1 Purchase and Sale. On the Closing Date, Prentiss agrees to sell and Brandywine OP agrees to purchase the Property in accordance with and subject to the other terms and conditions set forth herein.

         2.2 Payment of Purchase Price. The Purchase Price shall be paid to Prentiss in the following manner:

               (a) Brandywine OP shall receive a credit against the Purchase Price in an amount equal to the cash Deposit.

               (b) Brandywine OP shall pay the amount by which the Purchase Price exceeds the sum of the cash Deposit, as adjusted in the manner specified in Article VII and as set forth below, to Prentiss at Closing by making a wire transfer of immediately available funds to the account of Prentiss.

               (c) In addition, Brandywine OP shall pay at Closing the additional sum of $200,000.00 to the Limited Partner to be allocated among the Limited Partner in accordance with the respective percentage interests set forth in the Partnership Agreement.

         2.3 Deposit. Within three (3) days after the execution hereof by both Prentiss and Brandywine OP and as a condition precedent to the effectiveness of this Agreement, Brandywine OP shall deliver to Escrow Agent a wire transfer or check (a) in the sum of Fifty Dollars ($50.00) (the "Independent Consideration"), payable to the order of Prentiss representing the Independent Consideration for Prentiss' execution of this Agreement (which check or the proceeds of which wire transfer shall thereafter be delivered by Escrow Agent to Prentiss), and (b) in the sum of $5,000,000.00 (the proceeds of which wire transfer or check Escrow Agent shall deposit and invest in an interest bearing account at a financial institution acceptable to Brandywine OP or as otherwise agreed to in writing by Prentiss and Brandywine OP). The proceeds of the wire transfer or check are referred to herein as the "Deposit" and Escrow Agent shall hold and invest the Deposit pursuant to the terms, conditions and provisions of this Agreement. All accrued interest on the Deposit shall become part of the Deposit. The Deposit (regardless of whether it is the proceeds of a wire transfer or check) shall be either (a) returned to Brandywine OP pursuant hereto, or (b) paid to Prentiss pursuant hereto. For purposes of reporting earned interest with respect to the Deposit, Prentiss' Federal Tax Identification Number is 74-2935544, and Brandywine OP's Federal Tax Identification Number is 23-2862640.

         2.4   Deliveries.

               (a) Brandywine OP and its agents, contractors and duly authorized representatives have completed, at Brandywine OP's expense, such economic, surveying, engineering, topographic, environmental, marketing and other tests, studies and investigations as Brandywine OP deemed appropriate.

               (b) Prentiss has delivered or made available at the Property the following to Brandywine OP, to the extent reasonably available to Prentiss:

                    (1) Copies of all Authorizations including, without limitation, all certificates of occupancy, permits, authorizations, approvals (including drawings and enacting ordinances, if any), special exceptions, variances, and licenses issued by Governmental Authorities having jurisdiction over the Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the Property. For the purpose of this Agreement any Submission Matters in the possession of Prentiss, Prentiss OP or Prentiss' management company shall be deemed to be "reasonably available to Prentiss."

                    (2) A construction budget for the estimated costs to complete construction of the Project (the "Budget").

                    (3) All existing surveys and title policies for the Property that are reasonably available to Prentiss.

                    (4) To the extent in Prentiss' possession or reasonably available to Prentiss, any information in Prentiss' possession or reasonably available to Prentiss regarding current renditions or assessments on the Property or notices relative to change in valuation for ad valorem taxes.

                    (5) A complete list of all Warranties and Guaranties in effect as of the date of this Agreement, if any, and complete copies of all such Warranties and Guaranties.

                    (6) Copies of all soil tests, structural engineering tests, inspection reports, asbestos surveys, masonry tests, percolation tests, water, oil, gas, mineral, radon, formaldehyde, PCB or other environmental tests, audits or reports, market studies and site plans related to the Property in Prentiss' possession or reasonably available to Prentiss, together with copies of any and all correspondence, reports and other written documentation regarding the environmental aspects of the property or any toxic substances or equipment affecting or related to the Property.

                    (7) Copies of complete sets of all architectural, mechanical, structural and/or electrical plans and specifications used in connection with the construction of or alterations or repairs to the Property.

                    (8)  Copy of the Architect's Agreement for the Property.

                    (9) Parking, structural, mechanical or other engineering reports or studies related to the Property.

                    (10) Copies of all approvals from any owners associations having jurisdiction over the Real Property and copies of all correspondence from any such owners association.

         From execution of this Agreement and thereafter until the Closing, Prentiss shall make available to Brandywine OP, copies of all materials, correspondence, books, records, financial statements, operating statements and any and all other materials or information relating to the Property which come into Prentiss' possession or control or are otherwise reasonably available to Prentiss from and after the date on which the Submission Matters were delivered to Brandywine OP.

         Notwithstanding anything herein to the contrary, although Brandywine OP has not received all of the deliveries described in this Section 2.4(b), Brandywine OP has completed its feasibility study pursuant to Section 2.4(a) but reserves the right to require, and Prentiss hereby agrees to deliver to the extent available to it, any item described in Section 2.4(b) not previously delivered at any time during the period expiring six (6) months after the Closing Date, which agreement shall survive the Closing Date for such six (6) month period.

               (c) Brandywine OP shall indemnify and defend Prentiss against any loss, damage or claim for personal injury or property damage (including reasonable attorney's fees) arising from the entry upon the Property pursuant to this Section 2.4 by Brandywine OP or any agents, contractors or employees of Brandywine OP. Brandywine OP, at its own expense, shall restore any damage to the Property caused by any of the tests or studies made by Brandywine OP. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

               (d) The Permitted Title Exceptions are listed on Exhibit D to this Agreement. Any title exceptions not listed on Exhibit D shall be deemed to be objectionable by Brandywine OP and shall be handled in accordance with this
Section 2.4. (collectively, "Brandywine OP's Objections"). If any of Brandywine OP's Objections consist of delinquent taxes, mortgages, deeds of trust, security agreements, construction or mechanics' liens, tax liens or other liens or charges in a fixed sum or capable of computation as a fixed sum, then, to that extent, notwithstanding anything herein to the contrary, Prentiss shall be obligated to pay and discharge (or bond against in a manner sufficient to cause the Title Company to insure over such Brandywine OP's Objections) any such Brandywine OP's Objections and Escrow Agent is authorized to pay and discharge at Closing such Brandywine OP's Objections to the extent not paid and discharged or bonded against at Closing. Prentiss shall not be obligated to incur any expenses to cure any non-monetary Brandywine OP's Objections (including, without limitation, any lis pendens filed against the Property) unless Prentiss agrees to cure such non-monetary Brandywine OP's Objections as hereinafter provided. Prentiss shall notify Brandywine OP on or before the Closing Date whether Prentiss agrees to cure such non-monetary Brandywine OP's Objections. If Prentiss notifies Brandywine OP in writing on or before the Closing Date that

Prentiss agrees to cure such non-monetary Brandywine OP's Objections, Prentiss shall correct such non-monetary Brandywine OP's Objections on or before the Closing Date to the reasonable satisfaction of Brandywine OP. If Prentiss does not notify Brandywine OP on or before the Closing Date of its agreement to cure such non-monetary Brandywine OP's Objections, Prentiss shall be deemed to have elected not to cure such non-monetary Brandywine OP's Objections, and Brandywine OP shall elect (1) to waive such non-monetary Brandywine OP's Objections or (2) to terminate this Agreement, in which case the Deposit shall be promptly returned to Brandywine OP and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement. Prentiss shall not, after the date of this Agreement, subject the Real Property to or permit or suffer to exist any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without Brandywine OP's prior written consent. All title matters listed on Exhibit D (other than those rendering title defeasible and delinquent taxes, mortgages, deeds of trust, security agreements and other liens and charges that are to be paid at Closing or bonded against as provided above) shall be deemed Permitted Title Exceptions. Notwithstanding the foregoing, Brandywine OP shall not be required to take title to the Real Property subject to any matters which (i) may arise subsequent to the effective date of the Title Commitment, UCC Reports and Survey examined by Brandywine OP during the Study Period and (ii) impairs title to any portion of the Property and will not be released or bonded against on or before the Closing Date. If a title exception is disclosed by the Title Company which was not shown in the Title Commitment or Survey and was not the result of Prentiss' acts or omissions, then, unless Prentiss notifies Brandywine OP in writing by the Closing Date that Prentiss agrees to take such action as may be necessary to release such title exception on or before the Closing Date, Brandywine OP may (i) terminate this Agreement by written notice to Prentiss, in which event the Deposit shall be promptly returned to Brandywine OP and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (ii) waive its objections to such title exception and consummate the transactions contemplated herein.

                                  ARTICLE III.
                    PRENTISS' REPRESENTATIONS AND WARRANTIES

         To induce Brandywine OP to enter into this Agreement and to acquire the Property, Prentiss makes the following representations and warranties with respect to the Property, upon each of which Prentiss acknowledges and agrees that Brandywine OP is entitled to rely and has relied:

         3.1 Organization and Power. Prentiss is a limited partnership duly formed, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite powers and all material governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of Prentiss hereunder.

         3.2 Authorization, Execution and Disclosure. This Agreement has been duly authorized by all necessary action on the part of Prentiss, has been duly executed and delivered by Prentiss, constitutes the valid and binding agreement of Prentiss and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally. Except for the waiver of the special restrictions on sale set forth in Section
5.2 of the Partnership Agreement in favor of the Limited Partner in Prentiss that are not affiliates of Prentiss, there is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with Prentiss' performance of its obligations hereunder which has not been obtained. Prentiss covenants to deliver a copy of this Agreement to the Limited Partner, within one (1) business day of execution of this Agreement, in order to trigger the Limited Partner rights under Section 5.2 of the Partnership Agreement. The person executing this Agreement on behalf of Prentiss has the authority to do so. Prentiss has not and will not intentionally conceal any information regarding the Property.

         3.3 Non-contravention. The execution and delivery of, and the performance by Prentiss of its obligations under, this Agreement do not and will not (a) contravene, or constitute a default under, any provision of (i) Prentiss' Organizational Documents, (ii) applicable law or regulation or any agreement, judgment, injunction, order, decree or, subject to Section 3.2 above, other instrument binding upon Prentiss or to which the Property is subject, the result of which could have a material adverse effect on the value of the Property or Prentiss' ability to convey the Property to Brandywine OP and/or Prentiss' ability to perform its obligations under this Agreement, or (iii) result in the creation of any lien or other encumbrance on any asset of Prentiss. There are no outstanding agreements (written or oral) pursuant to which Prentiss (or any predecessor to or representative of Prentiss) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof.

         3.4 No Special Taxes. Prentiss has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Property or any part thereof or any planned public improvements that may result in a special tax or assessment against the Property.

         3.5 Compliance with Existing Laws and Restrictive Covenants. To Prentiss' knowledge, Prentiss possesses all Authorizations available for the current state of construction of the Project, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. Prentiss has received no notice within the past year, of any existing or threatened violation of any provision of any (a) Applicable Laws including, but not limited to, those of environmental agencies or insurance boards of underwriters with respect to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or requiring any repairs or alterations to the Property other than those that have been made prior to the date hereof, and (b) restrictive covenants or deed restrictions affecting the Real Property.

         3.6 Personal Property. There is no personal property being conveyed by Prentiss hereunder, except for such personal property that has been ordered with respect to the Project (e.g., steel), if any.

         3.7 Operating Agreements. Except for the Architect's Agreement, there are no Operating Agreements or other contracts in effect with respect to the Property of any nature whatsoever, written or oral.

         3.8 Condemnation Proceedings; Roadways. Prentiss has received no notice of any condemnation or eminent domain proceeding pending or, to Prentiss' knowledge, no such action is threatened, against the Property or any part thereof. Prentiss has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street, creek or road adjacent to or serving the Real Property.

         3.9 Actions or Proceedings. There is no action, suit or proceeding pending or known to Prentiss to be threatened against or affecting Prentiss in any court, before any arbitrator or before or by any Governmental Authority which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Prentiss is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) is reasonably likely to materially and adversely affect the business, financial position or results of operations of Prentiss or the Property, (c) is reasonably likely to materially and adversely affect the ability of Prentiss to perform its obligations hereunder, or under any document to be delivered pursuant hereto,
(d) is reasonably likely to create a lien on the Property, any part thereof or any interest therein or (e) is reasonably likely to otherwise materially and adversely affect the Property, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

         3.10 Bankruptcy. No Act of Bankruptcy has occurred with respect to Prentiss.

         3.11 Hazardous Substances. To Prentiss' knowledge, neither Prentiss nor any previous owner, tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Property in violation of any Applicable Laws. To Prentiss' knowledge, no Hazardous Materials have migrated from or to the Property upon, about, or beneath other properties in violation of any Environmental Requirements. To Prentiss' knowledge, neither the Property nor its existing or prior uses fail or failed to materially comply with Environmental Requirements. Prentiss has no knowledge of any permits, licenses or other authorizations which are required under any Environmental Requirements with regard to the current uses of the Property which have not been obtained and complied with. Prentiss has delivered all reports that reference the presence of asbestos on the Property. To Prentiss' knowledge, the asbestos located on the Property and identified in such report was removed fully by Prentiss' licensed contractor in connection with the demolition of the Improvements in accordance with all Environmental Requirements. To Prentiss' knowledge, neither Prentiss nor any prior owner, occupant or user of the Property has received any written notice concerning any alleged violation of Environmental Requirements in connection with the Property or any liability for Environmental Damages in connection with the Property for which Prentiss (or Brandywine OP after Closing) may be liable. To Prentiss' knowledge, no Hazardous Materials are constructed, deposited, stored or otherwise located on, under, in or about the Property in violation of any Environmental Requirements. To Prentiss' knowledge, there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, summons or investigation, pending or threatened, relating to any alleged violation of Environmental Requirements on the Property, or from the suspected presence of Hazardous Materials thereon, or relating to any Environmental Damages. To Prentiss' knowledge, there are no underground or above ground chemical treatment or storage tanks, or gas or oil wells are located on the Property. The representations and warranties made by Prentiss in this Section 3.11 shall be subject to the matters disclosed in the
(a) Phase I Environmental Report of Pennoni Associates, Inc. dated October 1, 1999 and (b) Asbestos Remediation Report prepared by Pennoni Associates, Inc. dated October 19, 2000 and delivered by Prentiss to Brandywine OP pursuant to
Section 2.4(b)(6) hereof.

         3.12 Parties in Possession. There are no parties in possession of the Property.

         3.13 Leases. There are no leases, concessions or occupancy agreements in effect with respect to the Real Property.

         3.14 Leased Property. There are no leases in effect for leased property.

         3.15 No Unpaid Charges. Subject to Section 7.7 hereof and other than Total Project Costs, there are no unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property which could give rise to any mechanic's or materialmen's or other statutory lien against the Property, or any part thereof; however, Prentiss shall be responsible for obtaining lien waivers in accordance with Section 7.7 hereof with respect to all sums paid or accrued as Total Project Costs pursuant to Section 2.2 hereof. Prentiss represents and warrants that the Total Project Costs listed on Exhibit B are true, complete and accurate and fully reflect the costs incurred in connection with the Project through the Approved Cost Date.

         3.16 Access. Prentiss has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of the Property's existing access to and from public streets or roads.

         3.17 No Commitments. No commitments have been made to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners' association or any other organization, group or individual, relating to the Property which would impose an obligation upon Brandywine OP to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property. Without limiting the generality of the foregoing, Prentiss is not a party to any paving agreements or undertakings, payback agreements, revenue bonds, utility debt service expenses or other charges or expenses upon or relating to any of the Property or applicable thereto, except for any of the foregoing delivered by Prentiss pursuant to Section 2.4(b) listed on Exhibit C.

         3.18 Prentiss Is Not a "Foreign Person". Prentiss is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Prentiss is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

         3.19 Leasing Commissions. No brokerage or leasing commissions or other fees or compensation are due or payable, or, except as set forth in Section
5.4.2 of the Partnership Agreement, which will become due and payable as a result of agreements in place or agreements to agree, to any person, firm, corporation or other entity with respect to any lease or the sale of the Property.

         3.20 Other Agreements. Except for the Limited Partner rights in the Partnership Agreement, there are no options, contracts or other obligations outstanding for the sale, exchange or transfer of any of the Property or any interest therein which would be superior to the rights of Brandywine OP under this Agreement or which would survive Closing.

         3.21 Existing Secured Indebtedness. There is no debt secured by liens on the Real Property, or any portion thereof, which will not be released and discharged as of the Closing.

         3.22 Employment on "At-Will" Basis. All persons and entities presently employed in connection with the operation and maintenance of the Property are employed on an "at will" basis, are dischargeable upon thirty (30) days' notice and, unless otherwise directed by Brandywine OP, shall be terminated by Prentiss as of Closing. There are no labor disputes pending, nor to the best of Prentiss' knowledge, contemplated pertaining to the operation or maintenance of the Property, or any part thereof. Prentiss has no employment agreements, either written or oral, with any person which would require Brandywine OP to employ any person after the date hereof or the Closing Date.

         3.23 Architect's Agreement. The Architect's Agreement between Prentiss and Cathers and Associates dated March 22, 2000 is the only agreement in effect on the date hereof with respect to the Project.

         3.24 Budget. The Budget is Prentiss' best estimate, as of the date hereof, of Total Project Costs incurred and to be incurred to complete the Project.

         3.25 LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. BRANDYWINE OP HEREBY AGREES AND ACKNOWLEDGES THAT, EXCEPT AS SET FORTH IN THIS ARTICLE III, OR AS OTHERWISE EXPRESSLY STATED HEREIN OR IN THE DEED OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, NEITHER PRENTISS NOR ANY AGENT, ATTORNEY, EMPLOYEE OR REPRESENTATIVE OF PRENTISS HAS MADE ANY REPRESENTATION WHATSOEVER REGARDING THE SUBJECT MATTER OF THIS AGREEMENT, OR ANY PART HEREOF, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL NATURE OR CONDITION OF THE PROPERTY OR THE CAPABILITIES THEREOF, AND THAT BRANDYWINE OP, IN EXECUTING, DELIVERING AND/OR PERFORMING THIS AGREEMENT, DOES NOT RELY UPON ANY STATEMENT AND/OR INFORMATION TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, BY ANY INDIVIDUAL, FIRM OR CORPORATION EXCEPT THOSE EXPRESSLY CONTAINED HEREIN OR DELIVERED PURSUANT THERETO OR IN ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH. EXCEPT AS OTHERWISE PROVIDED HEREIN, BRANDYWINE OP AGREES TO TAKE THE PROPERTY "AS IS," AS OF THE DATE HEREOF, REASONABLE WEAR AND TEAR EXCEPTED. IN ADDITION, EXCEPT AS SET FORTH HEREIN, PRENTISS MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE COMPLIANCE WITH ANY ENVIRONMENTAL REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS. THE PROVISIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR ANY TERMINATION HEREOF.

Each of the representations and warranties contained in this Article III and its various subparagraphs are intended for the benefit of Brandywine OP and may be waived in whole or in part by Brandywine OP. All rights and remedies arising in connection with the untruth or inaccuracy of any such representations and warranties shall survive the Closing of the transaction contemplated hereby as provided in Section 10.11 hereof, except to the extent that Prentiss gives Brandywine OP written notice prior to Closing of the untruth or inaccuracy of any representation or warranty, Brandywine OP otherwise obtains actual knowledge prior to Closing of the untruth or inaccuracy of any representation or warranty, and Brandywine OP nevertheless elects to close this transaction; provided, however that the foregoing exception shall not apply with respect to any leasing commission claimed under Section 5.4.2 of the Partnership Agreement. Brandywine OP shall be deemed to have actual knowledge of the untruth or inaccuracy of any representation or warranty only if (i) Brandywine OP receives written notice from Prentiss satisfying the foregoing requirements, or (ii) Gerard H. Sweeney, George Hasenecz, Michael Diliberto, Suzanne Stumpf or Brad A. Molotsky has actual knowledge of any such untruth or inaccuracy. Except to the extent otherwise expressly provided in the immediately preceding sentence, no investigation, audit, inspection, review or the like conducted by or on behalf of Brandywine OP shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that Brandywine OP has the right to rely thereon and that each such representation and warranty constitutes a material inducement to Brandywine OP to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Prentiss.

If any of Prentiss' representations and warranties made hereunder are found by Brandywine OP to be incorrect prior to Closing to the extent they affect the Property or its operation in any material respect, Brandywine OP shall inform Prentiss in writing and Brandywine OP's sole remedy, except as otherwise expressly provided in clause (a)(ii) of the first sentence of Section 9.3 hereof or the last sentence of Section 9.3 hereof, shall be termination of this Agreement on account thereof and refund of the Deposit. If Brandywine OP elects not to so terminate this Agreement, any remedy of Brandywine OP for breach of such warranties and representations made prior to the Closing shall be deemed to be irrevocably waived. Notwithstanding anything to the contrary contained in this Article, if Prentiss breaches any representation or warranty made by Prentiss and if prior to Closing Brandywine OP notifies Prentiss that it elects to terminate this Agreement on account of such breach, Prentiss may by written notice to Brandywine OP given or before the Closing Date agree to cure the breach (which breach must be cured on or before the Closing Date), and Brandywine OP shall thereupon be obligated to close the transaction and accept such cure as Brandywine OP's sole remedy for such breach.

The term "to Prentiss' knowledge" or similar phrase shall mean the knowledge of Prentiss OP's chief executive officer, general counsel, chief financial officer, Hank Gulbrandsen and Peter Hausmann, and the current building engineer, property manager and leasing agent (collectively, "Prentiss' Personnel with Knowledge") for the Property and such inquiry shall include the direction by Prentiss to such persons to review all files in their possession relating to the operation, ownership, maintenance and management of the Property. Prentiss covenants that if prior to Closing Prentiss obtains actual knowledge that any of the facts represented and warranted by Prentiss under this Agreement are or become untrue or inaccurate in any material respect, it will promptly inform Brandywine OP in writing of its discovery.

Prentiss' Personnel with Knowledge shall not have any personal liability under this Agreement in their respective capacities as officers and/or directors of Prentiss.

                                  ARTICLE IV.
                 BRANDYWINE OP'S REPRESENTATIONS AND WARRANTIES

         To induce Prentiss to enter into this Agreement and to convey the Property, Brandywine OP hereby makes the following representations and warranties, upon each of which Brandywine OP acknowledges and agrees that Prentiss is entitled to rely and has relied:

         4.1 Organization and Power. Brandywine OP is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite partnership powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of Brandywine OP hereunder. Brandywine OP has the financial capability to acquire the Property pursuant to this Agreement.

         4.2 Non-contravention. The execution and delivery of this Agreement and the performance by Brandywine OP of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of Brandywine OP's Organizational Documents or applicable law or regulation, or any agreement, judgment, injunction, order, decree or other instrument binding upon Brandywine OP.

         4.3 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting Brandywine OP or Brandywine OP in any court or before any arbitrator or before any Governmental Authority which
(a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which Brandywine OP is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of Brandywine OP, or (c) could materially and adversely affect the ability of Brandywine OP to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

         4.4 Bankruptcy. No Act of Bankruptcy has occurred with respect to Brandywine OP.

         4.5 Authorization, Execution and Disclosure. This Agreement has been duly authorized by all necessary action on the part of Brandywine OP, has been duly executed and delivered by Brandywine OP, constitutes the valid and binding agreement of Brandywine OP and is enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

                                   ARTICLE V.
                              CONDITIONS PRECEDENT

         5.1 As to Brandywine OP's Obligations. Brandywine OP's obligations hereunder are subject to the satisfaction of the following conditions precedent:

               (a) Prentiss' Deliveries. Prentiss shall have delivered to or for the benefit of Brandywine OP, on or before the Closing Date, all of the documents and other information required of Prentiss pursuant to Sections 7.2 and 7.4 hereof.

               (b) Representations, Warranties and Covenants; Obligations of Prentiss; Certificate. All of Prentiss' representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made; Prentiss shall have performed in all material respects all of its covenants and other obligations under this Agreement; and Prentiss shall have executed and delivered to Brandywine OP at Closing a certificate to the foregoing effect.

               (c) Title Insurance. Good and indefeasible fee simple title to the Land shall be insurable as such by the Title Company, subject only to Permitted Title Exceptions as determined in accordance with Section 2.4 hereof and including, without limitation, all applicable deletions of standard exceptions and endorsements permitted under applicable state law which are customarily required by institutional investors purchasing property comparable to the Property.

               (d) Utilities. All of the Utilities have been installed at least to the Property line.

               (e) Due Diligence Materials. All lists, schedules and other documents furnished by Prentiss to Brandywine OP under this Agreement shall be true and correct in all material respects, except for inaccuracies as to which Brandywine OP was given written notice by Prentiss or otherwise had actual knowledge prior to the execution of this Agreement.

               (f) No Additional Proceedings. Except for matters as to which Brandywine OP was given written notice by Prentiss or otherwise had actual knowledge prior to the execution of this Agreement, on the Closing Date, there shall be no (a) litigation pending or threatened, seeking (i) to enjoin the consummation of the transactions contemplated hereunder, (ii) to recover title to the Property, or any part thereof or any interest therein, (iii) to increase substantially ad valorem taxes theretofore assessed against any of the Property, or (iv) to enjoin the violation of any law, rule, regulation, restrictive covenant or zoning ordinance that may be applicable to the Property.

               (g) Consents from Parties to the Architect's Agreement. The consents and agreements to be delivered at Closing required to assign, to the extent assignable, the rights under the Architect's Agreement from Prentiss to Brandywine OP.

               (h) Limited Partner Rights. The rights of the Limited Partner under Section 5.2 of the Partnership Agreement shall have terminated or have been waived or deemed waived for the transaction described in this Agreement.

Each of the conditions contained in this Section 5.1 are intended for the benefit of Brandywine OP and may be waived in whole or in part, by Brandywine OP, but only by an instrument in writing signed by Brandywine OP.

         5.2 As to Prentiss' Obligations. Prentiss' obligations hereunder are subject to the satisfaction of the following conditions precedent:

               (a) Brandywine OP's Deliveries. Brandywine OP shall have delivered to or for the benefit of Prentiss, on or before the Closing Date, all of the documents and payments required of Brandywine OP pursuant to Sections 7.3 and 7.4 hereof.

               (b) Representations, Warranties and Covenants; Obligations of Brandywine OP. All of Brandywine OP's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and as of the date of Closing as if then made and Brandywine OP shall have performed in all material respects all of its covenants and other obligations under this Agreement.

Each of the conditions contained in this Section are intended for the benefit of Prentiss and may be waived in whole or in part, by Prentiss, but only by an instrument in writing signed by Prentiss.

                                  ARTICLE VI.
                              COVENANTS OF PRENTISS

         To induce Brandywine OP to enter into this Agreement and to purchase the Property, and to pay the Purchase Price therefor, Prentiss covenants and agrees to the following:

         6.1 Operating Agreements. Prior to the Closing Date, Prentiss shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Property which cannot be terminated on or before the Closing Date, nor shall Prentiss enter into any agreements modifying the Architect's Agreement in any material respect, unless (a) any such agreement or modification will not bind Brandywine OP or the Property after the date of Closing or (b) Prentiss has obtained Brandywine OP's prior written consent to such agreement or modification. Prentiss agrees to cancel and terminate effective as of the Closing Date Prentiss' management agreement, development agreement, and any other Operating Agreements, if any, other than the Architect's Agreement (which latter agreement will be assigned to Brandywine OP), to the extent assignable.

         6.2 Warranties and Guaranties. Prentiss shall not before or after Closing release or modify any Warranties and Guaranties, if any, except with the prior written consent of Brandywine OP.

         6.3 Insurance. Prior to the Closing Date, Prentiss shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of Prentiss' Insurance Policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. Prentiss hereby indemnifies and holds Brandywine OP harmless from and against all losses, costs, damages and expenses resulting from actions involving bodily or personal injury or property damage in or about any of the Property that occurred prior to the Closing Date, regardless of when the claim was made, but only to the extent coverage under the applicable Insurance Policy or Policies is not sufficient and paid, and this indemnity shall survive the Closing Date.

         6.4 Operation of Property Prior to Closing. Prentiss and Prentiss OP represent, warrant, covenant and agree with Brandywine OP that, between the date of this Agreement and the date of Closing:

               (a) Subject to the restrictions contained herein, Prentiss shall operate the Property in the same manner in which Prentiss operated the Property prior to the execution of this Agreement, so as to keep the Property in good condition, reasonable wear and tear excepted.

               (b) Prentiss shall maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years.

               (c) Prentiss shall maintain in full force and effect all Insurance Policies.

               (d) Prentiss shall punctually perform and discharge all obligations and undertakings of Prentiss under the Architect's Agreement and shall not permit a default by Prentiss to occur thereunder.

               (e) Prentiss shall use and operate the Property in compliance with Applicable Laws and the requirements of any Insurance Policy affecting the Property.

               (f) Prentiss shall cause to be paid prior to delinquency all ad valorem and other taxes due and payable with respect to the Property or its operation.

               (g) Without the express prior written consent of Brandywine OP, Prentiss shall not enter into leases of any kind or nature affecting the Property.

               (h) Prentiss shall cause all debts and liabilities for labor, materials, services and equipment incurred in the construction, operation and development of the Property, including leasehold improvements, to be promptly paid; provided, all such costs incurred as of the Approved Cost Date shall be deemed Total Project Costs comprising a portion of the Purchase Price. Any costs that are incurred or requested for inclusion as Total Project Costs after the Approved Cost Date, shall only be included as Total Project Costs to the extent such expenditures are approved by Brandywine OP, which approval shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Brandywine OP does not respond to such request in three (3) business days, following the written submission from Prentiss for inclusion of such costs (the "Approved Total Project Costs").

               (i) Neither Prentiss nor Prentiss' managing agent shall (1) make any agreements which shall be binding upon Brandywine OP with respect to the Property, or (2) reduce, or cause to be reduced any rents or any other revenues over which Prentiss has operational control.

               (j) Prentiss shall promptly deliver to Brandywine OP upon Brandywine OP's request such reports showing the revenue and expenses of the Property as Prentiss customarily keeps or receives internally for its own use.

               (k) Prentiss shall not in any manner change, modify, extend, renew or terminate any Operating Agreement without the express written consent of Brandywine OP.

               (l) Prentiss shall promptly advise Brandywine OP of any litigation, arbitration or administrative hearing concerning or affecting the Property of which Prentiss obtains actual knowledge.

         6.5 Construction Agreements. Without the express prior written consent of Brandywine OP, Prentiss shall not enter into any Operating Agreements affecting the Property.

         6.6 No Marketing. Prentiss shall not market the Property for sale or enter into discussions or negotiations with potential purchasers of the Property unless this Agreement has been terminated pursuant to its terms.

The foregoing covenants of Prentiss are for the benefit of Brandywine OP or its assignee of its rights under this Agreement.

                                  ARTICLE VII.
                                     CLOSING

         7.1 Closing. Provided the Limited Partners do not exercise their right to purchase the Property pursuant to Section 5.2 of the Partnership Agreement, the Closing shall occur on the eleventh (11th) day after execution of this Agreement. As more particularly described below, at the Closing the parties hereto will meet to (i) execute all of the documents required to be delivered in connection with the transactions contemplated hereby (the "Closing Documents"),
(ii) deliver the same to Escrow Agent, and (iii) take all other action required to be taken in respect of the transactions contemplated hereby. The Closing will occur at the offices of the Escrow Agent. At the Closing, the Title Company shall update the title to the Property and, provided there has been no change in the status of title as reflected in the Title Commitment and Survey which has not been waived by Brandywine OP pursuant to Section 2.4(d) hereof, and Escrow Agent shall record the Deed, release and date, where appropriate, the Closing Documents in accordance with the joint instructions of Prentiss and Brandywine OP and shall send, by wire transfer, all sums, if any, owing to Prentiss or Brandywine OP hereunder to Prentiss or Brandywine OP, as applicable. At Closing, the Escrow Agent shall additionally send, by wire transfer to Prentiss all sums owing to Prentiss hereunder. As provided herein, the parties hereto will agree upon adjustments and prorations to certain items which cannot be exactly determined at the Closing and will make the appropriate adjustments with respect thereto. Possession of the Property shall be delivered to Brandywine OP on the Closing Date, subject only to Permitted Title Exceptions.

         7.2 Prentiss' Deliveries. At the Closing, Prentiss shall deliver to Escrow Agent all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged and/or sworn on behalf of Prentiss and shall be dated as of the Closing Date:

               (a)  The certificate required by Section 5.1(b) hereof.

               (b)  The Deed.

               (c)  The Assignment and Assumption Agreement.

               (d) Such agreements, affidavits or other documents as may be required by the Title Company to issue the Owner's Title Policy subject only to the Permitted Title Exceptions and to eliminate such standard exceptions and to issue the endorsements thereto which are customarily required by institutional investors purchasing property comparable to the Property.

               (e) An updated Title Commitment issued by the Title Company, dated as of the date and time of Closing, subject only to the Permitted Title Exceptions.

               (f)  The FIRPTA Certificate.

               (g) All original Warranties and Guaranties, if any, in Prentiss' possession or reasonably available to Prentiss.

               (h) Executed originals or copies of all Authorizations as required hereunder and any other documents or instruments affecting the Property or the development, ownership and operation thereof.

               (i) All current real estate and personal property tax bills in Prentiss' possession or under its control.

               (j) All books, records, operating reports, appraisal reports, files and other materials in Prentiss' possession or control which are necessary in Brandywine OP's reasonable discretion to maintain continuity of operation of the Property. Brandywine OP covenants to permit Prentiss to photocopy any of the matters described in this Subparagraph 7.2(k) for a period of three (3) years following the Closing Date, which covenant of Brandywine OP shall survive for such three (3) year period.

               (k) Written notice executed by Prentiss notifying all interested parties that the Property has been conveyed to Brandywine OP effective as of the Closing Date and directing that all inquiries and the like be forwarded to Brandywine OP at the address to be provided by Brandywine OP (or as otherwise directed by Brandywine OP).

               (l) A current UCC Report showing no financing statements by Prentiss as Debtor covering the Property.

               (m) Possession of the Property subject only to the Permitted Title Exceptions.

               (n) Certified copies of a incumbency certificate and resolutions authorizing the execution by Prentiss of this Agreement and all documents to be executed by Prentiss on the Closing Date.

               (o) Estoppel letters from each owners association, if any, created pursuant to restrictive covenants or deed restrictions affecting the Real Property certifying that (i) the Real Property complies with such restrictive covenants or deed restrictions, and (ii) no assessments are due and owing with respect to the Real Property; provided, Prentiss may execute an estoppel letter certifying to the foregoing matters for an owners association or property owner that does not execute any such estoppel letter, which estoppel letter shall continue in effect unless and until the applicable estoppel letter is subsequently provided from any such owners association or property owner.

               (p) Any other document or instrument reasonably requested by Brandywine OP in connection with the transactions contemplated hereby.

               (q) Consents and certificates from each party to the Architect's Agreement, other than Prentiss, in a form reasonably acceptable to Brandywine OP and each such party.

               (r) A certificate from Prentiss certifying to the Total Project Costs paid or accrued by Prentiss as of the Closing Date.

         7.3   Brandywine OP's Deliveries.

               (a) At the Closing, Brandywine OP shall deliver to Escrow Agent the balance of the Purchase Price described in Section 2.2(b) hereof. In addition, Brandywine OP shall pay $200,000.00 to the Limited Partner as provided in Section 2.2 (c).

               (b) At the Closing, Brandywine OP shall deliver to Prentiss the Assignment and Assumption Agreement duly executed by Brandywine OP.

               (c) At the Closing, Brandywine OP shall deliver to Prentiss any other document or instrument reasonably requested by Prentiss in connection with the transactions contemplated hereby.

         7.4 Mutual Deliveries. At the Closing, Brandywine OP and Prentiss shall mutually execute and deliver each to the other:

               (a) A final closing statement reflecting the adjustments and prorations required hereunder and the allocation of income and expenses required hereby.

               (b) Such other and further documents, papers and instruments as may be reasonably required by the parties hereto in connection with the transactions contemplated hereby or their respective counsel.

         7.5 Closing Costs. Except as is explicitly provided in this Agreement, each party hereto shall pay its own legal fees and expenses. Prentiss shall pay for the costs associated with the releases of any deeds of trust, mortgages and other financing encumbering the Property that Prentiss is to cause to be released pursuant to this Agreement and for any costs associated with any corrective instruments. Prentiss shall pay all costs for title searches, tax certificates and all premiums for the issuance of the Title Policy; all costs of providing the matters described in Sections 2.4(b) and (d) to Brandywine OP; and one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Brandywine OP shall pay one-half (1/2) of any escrow fees or similar charges of the Escrow Agent. Prentiss shall pay all prepayment penalties and other costs and expenses payable in connection with debt which Prentiss is required to prepay on the Closing Date. Prentiss shall pay all assessments levied or pending against the Property as of the Closing Date. Transfer taxes and documentary transfer stamps shall be paid in accordance with the local customs in the States in which the Property is located. All other expenses incurred by Prentiss or Brandywine OP with respect to the Closing shall be borne and paid for exclusively by the party incurring same, without reimbursement, except to the extent otherwise specifically provided herein.

         7.6 Expense Allocations. All expenses with respect to the Property, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently applied, shall be allocated between Prentiss and Brandywine OP as provided herein. Prentiss shall be responsible for all expenses for the period of time up to but not including the Closing Date, and Brandywine OP shall be responsible for all expenses for the period of time from, after and including the date of Closing. Such adjustments shall be shown on the closing statements (with such supporting documentation as the parties hereto may require being attached as exhibits to the closing statements) and shall increase or decrease (as the case may be) the cash amount payable by the parties hereto. Without limiting the generality of the foregoing, the following items of expense shall be allocated at Closing:

               (a) Real estate property taxes for the Property for the current calendar year 2001.

               (b) Expenses under the Architect's Agreement as long as the items were listed on Exhibit B or approved for inclusion as a Total Project Costs by Brandywine OP in accordance with Section 6.4(g).

               (c) Utility charges (including, but not limited to, charges for water, sewer and electricity).

               (d) Municipal or other governmental improvement liens, which shall be paid by Prentiss at Closing to the extent of the work commenced as of the Closing Date, and which shall be assumed by Brandywine OP at Closing to the extent of work that has been authorized, but not physically commenced.

               (e)  All other expenses of the Property.

Prentiss shall pay or cause to be paid all real estate taxes and installments for special assessments (prorated to the Closing Date) for the Property due and payable in, or deferred with respect to the years prior to, the year in which the Closing occurs. All installments for special assessments (prorated to the Closing Date) pending, levied or due and payable on or prior to the Closing Date shall be paid by Prentiss on or before the Closing Date. All subdivision and platting costs and expenses heretofore incurred by Prentiss, including, without limitation, all subdivision exactions, fees and costs and all dedication of land for parks and other public uses or payment of fees in lieu thereof, shall be paid by Prentiss on or prior to the Closing Date.

If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills and/or real estate or personal property taxes), the parties shall allocate such expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable revenue or expense. The obligation to make the adjustment shall survive the closing of the transaction contemplated by this Agreement. Any expense incurred by Prentiss or Brandywine OP with respect to the Property after the Closing Date shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. The proration provisions of this Agreement shall survive the closing of the transaction contemplated hereby for a period of eighteen (18) months.

         7.7 Costs Associated with Payment of Total Project Costs. Except as otherwise expressly set forth in this Section 7.7 and Section 6.4 (g) as approved, all Approved Total Project Costs, not listed on Exhibit B and not otherwise approved by Brandywine OP in accordance with Section 6.4(g), owing or which could become due and owing in respect to the Project shall be paid by Prentiss when due, and Prentiss shall indemnify and hold harmless Brandywine OP for claims brought against the Property or Brandywine OP arising therefrom, which indemnity shall survive the Closing Date. Prentiss covenants and agrees to use commercially reasonable to efforts to obtain and deliver at Closing lien waivers for Total Project Costs reimbursable by Brandywine OP pursuant to
Section 2.2 hereof. Prentiss covenants and agrees to use commercially reasonable efforts to pursue all such lien waivers for items reimbursed by Brandywine OP pursuant to Section 2.2 that are not obtained as of the Closing Date. The provisions of this Section 7.7 shall survive the Closing Date.

         7.8 Leasing Commissions. Prentiss covenants and agrees to provide the indemnity set forth in Section 9.2, below for any leasing commissions that are claimed under Section 5.4.2 of the Partnership Agreement. The foregoing covenant shall survive Closing.

                                 ARTICLE VIII.
                               GENERAL PROVISIONS

         8.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, Prentiss shall give written notice thereof to Brandywine OP promptly after Prentiss learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, Brandywine OP shall have the right to terminate this Agreement pursuant to Section 9.3 hereof. If Brandywine OP elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to Brandywine OP at Closing and there shall be no reduction in the Purchase Price. Prentiss shall not settle or compromise any such proceeding without Brandywine OP's written consent. If Brandywine OP elects to terminate this Agreement by giving Prentiss written notice thereof prior to the Closing, the Deposit shall be promptly returned to Brandywine OP and all rights and obligations of Prentiss and Brandywine OP hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

         8.2 Risk of Loss. The risk of any loss or damage to the Property prior to the recordation of the Deed shall remain upon Prentiss. If any such loss or damage occurs prior to Closing which exceeds an amount equal to five percent (5%) of the Purchase Price, Brandywine OP shall have the right to terminate this Agreement pursuant to Section 9.3 hereof. If Brandywine OP elects not to terminate this Agreement pursuant to the immediately preceding sentence or a loss or damage occurs prior to Closing which does not exceed five percent (5%) of the Purchase Price, all insurance proceeds and rights to proceeds arising out of such loss or damage, less the reasonable expenses incurred in collecting such proceeds and, to the extent payable from insurance proceeds, reasonable expenses incurred in securing the Property following a casualty, shall be paid or assigned, as applicable, to Brandywine OP at Closing, and Brandywine OP shall receive as a credit against the Purchase Price in the amount of any deductibles under the policies of insurance covering such loss or damage and there shall be no further reduction in the Purchase Price. If Brandywine OP elects to terminate this Agreement pursuant to this Section 8.2 by giving Prentiss written notice thereof prior to the Closing, the Deposit shall be promptly returned to Brandywine OP and all rights and obligations of Prentiss and Brandywine OP hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately.

         8.3 Broker. There is no real estate broker involved in this transaction. Brandywine OP warrants and represents to Prentiss that Brandywine OP has not dealt with any real estate broker in connection with this transaction, nor has Brandywine OP been introduced to the Property or to Prentiss by any real estate broker, and Brandywine OP shall indemnify Prentiss and hold Prentiss harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any other person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Brandywine OP, or as a result of having introduced Brandywine OP to Prentiss or to the Property. In like manner, Prentiss warrants and represents to Brandywine OP that Prentiss has not dealt with any real estate broker in connection with this transaction, nor has Prentiss been introduced to Brandywine OP by any real estate broker, and Prentiss shall indemnify Brandywine OP and save and hold Brandywine OP harmless from and against any claims, suits, demands or liabilities of any kind or nature whatsoever arising on account of the claim of any person, firm or corporation to a real estate brokerage commission or a finder's fee or a financial advisory fee as a result of having dealt with Prentiss in connection with this transaction. This provision shall survive any termination of this Agreement and a closing of the transaction contemplated hereby.

         8.4 Bulk Sale. It shall be the obligation of Prentiss to comply with any bulk sale requirements, statutes, laws, ordinances and regulations promulgated with respect thereto, if any, in the State in which the Property is located, or in or by any governmental entity having jurisdiction with respect thereto, and to provide proof of such compliance or proof that no such compliance is required, to Brandywine OP, at or prior to Closing. In any event, Prentiss shall indemnify Brandywine OP and save and hold Brandywine OP harmless from and against any claims, suits, demands, liabilities or obligations of any kind or nature whatsoever, including all costs of defending same, and reasonable attorneys' fees paid or incurred in connection therewith, arising out of or relating to any claim made by any third party or any liability asserted by any third party that any applicable bulk sales law or like statute has not been complied with. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

                                  ARTICLE IX.
            LIABILITY OF BRANDYWINE OP; INDEMNIFICATION BY PRENTISS;
                           DEFAULT; TERMINATION RIGHTS

         9.1 Liability of Brandywine OP. Except for obligations expressly assumed or agreed to be assumed by Brandywine OP hereunder, Brandywine OP is not assuming any obligations of Prentiss or any liability for claims arising out of any act, omission or occurrence which occurs, accrues or arises prior to the Closing Date, and Prentiss hereby indemnifies and holds Brandywine OP harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Brandywine OP as a result of (a) obligations of Prentiss not expressly assumed or agreed to be assumed by Brandywine OP hereunder, or (b) acts, omissions or occurrences which occur, accrue or arise prior to the Closing Date. Brandywine OP hereby indemnifies and holds Prentiss harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss as a result of acts, omissions or occurrences relating to the Property arising and accruing from and after the Closing Date. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

         9.2 Indemnification by Prentiss. Prentiss hereby indemnifies and holds Brandywine OP and Brandywine OP's officers, directors, shareholders, agents and employees (collectively, the "Indemnified Parties") harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Brandywine OP, whether incurred before or after Closing, as a result of any inaccuracy or breach by Prentiss of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Prentiss pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Prentiss has given Brandywine OP written notice prior to Closing of the untruth or inaccuracy or of which Brandywine OP otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing; provided, however, the foregoing knowledge limitation on Prentiss' indemnity shall not apply to any leasing commissions that may be claimed against Brandywine OP under Section 5.4.2 of the Partnership Agreement or limit Brandywine OP's remedy described in Section 9.3(a)(ii) hereof or in the last sentence of Section 9.3 hereof. The provisions of this Section shall survive the Closing of the transaction contemplated hereby as provided in
Section 10.11 hereof, and shall, following any assignment of this Agreement by

Brandywine OP, continue in favor of the Indemnified Parties of the original Brandywine OP hereunder as well the Indemnified Parties of any assignee during said survival period.

         9.3 Default by Prentiss/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Brandywine OP cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Brandywine OP to terminate this Agreement and its obligations hereunder, and if Prentiss fails to cure any such matter or satisfy that condition within ten (10) business days after notice thereof from Brandywine OP (or such other time period as may be explicitly provided for herein), Brandywine OP, at its option, may elect (a) to terminate this Agreement, in which event (i) the Deposit, less the Independent Consideration, shall be promptly returned to Brandywine OP, (ii) if the condition which has not been satisfied is a breach of a representation, warranty or covenant known by Prentiss to have been inaccurate or misleading when made, then Prentiss shall be obligated upon demand to reimburse Brandywine OP for Brandywine OP's actual out-of-pocket inspection, financing and other costs related to Brandywine OP's entering into this Agreement, inspecting the Property and preparing for a Closing of the transaction contemplated hereby, including, without limitation, Brandywine OP's attorneys' fees incurred in connection with the preparation, negotiation and execution of this Agreement and in connection with Brandywine OP's due diligence review, audits and preparation for a Closing up to an aggregate amount equal to $50,000.00; provided, the foregoing shall not limit or include the sums which may be payable by Prentiss pursuant to Section 9.6 below, and (iii) all other rights and obligations of Prentiss and Brandywine OP hereunder (except those set forth herein which expressly survive a termination of this Agreement) shall terminate immediately; (b) elect to proceed to Closing; or (c) seek to enforce Prentiss' obligations hereunder by specific performance. If Brandywine OP elects to proceed to Closing and there is either a misrepresentation or breach of a warranty by Prentiss (other than a breach of a representation or warranty of which Brandywine OP had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing) or the breach of a covenant by Prentiss or a failure by Prentiss to perform its obligations hereunder first discovered by Brandywine OP after the Closing Date, Brandywine OP shall retain all remedies accruing as a result thereof, including, but not limited to, the remedy of specific performance of Prentiss' covenants and obligations and the remedy of the recovery of all reasonable damages resulting from Prentiss' breach of warranty or covenant. Notwithstanding the foregoing, if the condition which has not been satisfied is a breach of one or more representations and warranties by Prentiss in this Agreement, Brandywine OP has elected to proceed to Closing, and Brandywine OP can reasonably quantify the damage resulting from such breach of representations and warranties with reasonable support for such calculation of damages, then (i) if the aggregate damage is no greater than $15,000.00 (the "First Threshold Level"), then Prentiss shall have no obligation to either cure such breaches of representations and warranties or pay Brandywine OP at Closing in the event Brandywine OP elects to close the transaction described in this Agreement; (ii) if such aggregate damage is greater than the First Threshold Level but less than $250,000.00, then Prentiss must prior to the Closing Date either cure such breaches of representations and warranties to the reasonable satisfaction of Brandywine OP or Prentiss shall pay Brandywine OP at the Closing an amount equal to the actual damages as reasonably determined by Brandywine OP as aforesaid, less the First Threshold Level; and (iii) in the event the aggregate damages resulting from such breaches of representations and warranties would exceed $250,000.00, then Brandywine OP may either (A) terminate this Agreement, in which event the Deposit (less the Independent Consideration) shall be promptly refunded, or (B) Brandywine OP may close the transaction as described in this Agreement and Brandywine OP shall be paid by Prentiss the amount of $235,000.00, which amount shall be the maximum aggregate amount payable by Prentiss, Prentiss OP and/or PPL under the last sentence of Section
9.3 of this Agreement.

         9.4 Indemnification by Brandywine OP. Brandywine OP hereby indemnifies and holds Prentiss harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by Prentiss, whether incurred before or after Closing, as a result of any inaccuracy or breach by Brandywine OP of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by Brandywine OP pursuant hereto except for any breach or inaccuracy of any representation or warranty as to which Brandywine OP has given Prentiss written notice prior to Closing of the untruth or inaccuracy or of which Prentiss otherwise had actual knowledge prior to the Closing and nevertheless elected to consummate the Closing. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

         9.5 Default by Brandywine OP/Failure of Conditions Precedent. If any condition set forth herein for the benefit of Prentiss (other than a default by Brandywine OP) cannot or will not be satisfied prior to Closing, and if Brandywine OP fails to satisfy that condition within ten (10) business days after notice thereof from Prentiss (or such other time period as may be explicitly provided for herein), Prentiss may, at its option, elect either (a) to terminate this Agreement in which event the Deposit shall be promptly returned to Brandywine OP and the parties hereto shall be released from all further obligations hereunder except those which expressly survive a termination of this Agreement, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Brandywine OP defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Brandywine OP fails to cure any such default within ten (10) business days after notice thereof from Prentiss, then Prentiss' sole remedy for such default shall be either (i) to terminate this Agreement and retain the Deposit or (ii) to pursue the remedy of specific performance compelling Brandywine OP to purchase the Property pursuant to the provisions of this Agreement.

         9.6 Costs and Attorneys' Fees. In the event of any litigation or dispute between the parties arising out of or in any way connected with this Agreement, resulting in any litigation, then the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending same, including, without limitation, reasonable attorneys' fees at trial and all appellate levels. The provisions of this Section shall survive the Closing of the transaction contemplated hereby.

         9.7 Limitation of Liability. Notwithstanding anything herein to the contrary, except in the case of fraud by either party, the liability of each party hereto resulting from the breach or default by either party shall be limited to actual damages incurred by the injured party and except in the case of fraud by either party, the parties hereto hereby waive their rights to recover from the other party consequential, punitive, exemplary, and speculative damages. The provisions of this Section 9.7 shall survive the Closing of the transaction contemplated hereby.

                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

         10.1 Completeness; Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. Any waiver of rights under this Agreement shall be effective only if in writing and duly executed and delivered by the party against whom such waiver is asserted.

         10.2 Assignments. Brandywine OP may assign its rights hereunder without the consent of Prentiss to any affiliate of Brandywine OP, in which event, except as otherwise specified herein, such assignee shall be the "Brandywine OP" hereunder; however, any such assignment shall not relieve the original Brandywine OP of its obligations under this Agreement, including specifically the obligation to close the purchase of the Property in accordance with this Agreement as though there were no assignment.

         10.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

         10.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

         10.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

         10.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         10.8 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

         If to Brandywine OP: c/o Brandywine Realty Trust
                              14 Campus Boulevard, Suite 100
                              Newtown Square, PA  19073-3780
                              Attn: Brad A. Molotsky, General Counsel
                              Fax No.: 610-325-4628

         If to Prentiss:      c/o Prentiss Properties Acquisition Partners, L.P.
                              3860 West Northwest Highway, Suite 400
                              Dallas, Texas  75220
                              Attn.: J. Kevan Dilbeck, General Counsel
                              Fax No.: (214) 350-2409

         With a copy to:      Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                              1700 Pacific Avenue, Suite 4100
                              Dallas, Texas  75201-4675
                              Attn.:  Randall M. Ratner, P.C.
                              Fax No.:  (214) 969-4343

         If to Escrow Agent:  Chicago Title Insurance Company
                              2001 Bryan Street, Suite 1700
                              Dallas, Texas  75201
                              Attn.:  Ellen Schwab
                              Fax No.:  (214) 965-1629
or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and Escrow Agent in a manner described in this Section.

         10.9 Escrow Agent. Escrow Agent referred to in the definition thereof contained in Section 1.1 hereof has agreed to act as such for the convenience of the parties without fee or other charges for such services as Escrow Agent. Escrow Agent shall not be liable: (a) to any of the parties for any act or omission to act except for its own willful misconduct; (b) for any legal effect, insufficiency, or undesirability of any instrument deposited with or delivered by Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) for any loss or impairment of funds that have been deposited in escrow while those funds are in the course of collection, or while those funds are on deposit in a financial institution, if such loss or impairment results from the failure, insolvency or suspension of a financial institution; (d) for the expiration of any time limit or other consequence of delay, unless a properly executed written instruction, accepted by Escrow Agent, has instructed Escrow Agent to comply with said time limit; or (e) for the default, error, action or omission of either party to the escrow. Escrow Agent, in its capacity as escrow agent, shall be entitled to rely on any document or paper received by it, believed by such Escrow Agent, in good faith, to be bona fide and genuine. In the event of any dispute as to the disposition of the Deposit or any other monies held in escrow, or of any documents held in escrow, Escrow Agent may, if such Escrow Agent so elects, interplead the matter by filing an interpleader action in a court of general jurisdiction in the county or circuit where the Real Property is located (to the jurisdiction of which both parties do hereby consent), and pay into the registry of the court the Deposit, or deposit any such documents with respect to which there is a dispute in the Registry of such court, whereupon such Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. Escrow Agent shall not be liable for Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment and decree of any court, whether issued with or without jurisdiction, and whether or not subsequently vacated, modified, set aside or reversed.

         10.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

         10.11 Survival. All of the representations, warranties, covenants and agreements of Prentiss and Brandywine OP made in, or pursuant to, this Agreement shall survive Closing through the period ending twelve (12) months thereafter and shall not merge into the Deed or any other document or instrument executed and delivered in connection herewith; provided, the covenants in the last sentence of Section 2.4(b) and Section 7.6 shall survive for the time periods described in such Sections, and the covenants in Section 7.7 and the indemnities in this Agreement shall have an unlimited survival period. In the event a claim for indemnity is asserted in good faith prior to the expiration of the applicable survival period, the claim may be asserted and the indemnity shall continue notwithstanding the expiration of the survival period.

         10.12 Further Assurances. Prentiss and Brandywine OP each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein. Prentiss agrees to promptly correct any defect, error or omission which may be discovered in the contents of this Agreement or in any of the Exhibits or Schedules hereto.

         10.13 No Partnership. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of Prentiss and Brandywine OP specifically established hereby.

         10.14 Time of Essence. Time is of the essence with respect to every provision hereof.

         10.15 Signatory Exculpation. The signatory(ies) for Prentiss and Brandywine OP are executing this Agreement in his/their capacity as representative of Prentiss and Brandywine OP, respectively, and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Agreement and the transactions contemplated by it. No recourse shall be had for any obligation of Prentiss or Brandywine OP under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, Prentiss Properties Trust, Prentiss or Brandywine OP, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by the parties hereto and all parties claiming by, through or under them.

         10.16 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

               (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

               (b) All references herein to particular articles, sections, subsections, clauses or exhibits are references to articles, sections, subsections, clauses or exhibits of this Agreement.

               (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

               (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

               (e) As used herein, the term or phrases "Effective Date," "date of this Agreement" or "date hereof" shall mean the first date Escrow Agent is in receipt of this Agreement executed by Prentiss and Brandywine OP.

         10.17 Like-Kind Exchange. Prentiss agrees to cooperate reasonably with Brandywine OP in effecting an exchange transaction which includes the Property, pursuant to Section 1031 of the United States Internal Revenue Code, provided that any such exchange transaction, and the related documentation, shall: (a) be at the sole cost and expense of Brandywine OP; (b) not require Prentiss to execute any contract, make any commitment, or incur any obligations, contingent or otherwise, to third parties; (c) not delay the Closing; (d) not include Prentiss becoming involved in a transaction with a third party; and (e) not otherwise be contrary to or inconsistent with the terms of this Agreement. In preparation for any such exchange transaction, Brandywine OP shall be permitted to transfer the Property to an affiliate of Brandywine OP prior to Closing.

         10.18 SEC Reporting (8-K) Requirements. For the period of time commencing on the date hereof and continuing through the second anniversary of the Closing Date, and without limitation of other document production otherwise required of Prentiss hereunder, Prentiss shall, from time to time, upon reasonable advance written notice from Brandywine OP, provide Brandywine OP and its representatives, with access to all financial and other information pertaining to the period of Prentiss' ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of outside, third party accountants (the "Accountants") for Brandywine OP, to enable Brandywine OP and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to Brandywine OP or Brandywine Realty Trust ("Brandywine"); and (c) any registration statement, report or disclosure statement filed with the Commission by Brandywine; and a representation letter, signed by the individual(s) responsible for Prentiss' financial reporting, as prescribed by generally accepted auditing standards promulgated by the Auditing Standards Division of the American Institute of Certified Public Accountants, which representation letter may be required by the Accountants in order to render an opinion concerning Brandywine OP's or Brandywine's financial statements.

         IN WITNESS WHEREOF, Prentiss and Brandywine OP have caused this Agreement to be executed in their names by their respective duly authorized representatives.

                                BRANDYWINE OP:

                                BRANDYWINE OPERATING PARTNERSHIP, L.P.,
                                a Delaware limited partnership

                                By: Brandywine Realty Trust, its general partner


                                    By: /s/ Gerard H. Sweeney
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    Date of Execution: March 14, 2001

                                PRENTISS:

                                935 FIRST AVENUE ASSOCIATES,
                                a Pennsylvania limited partnership

                                By: Prentiss Properties Acquisition Partners,
                                    L.P., a Delaware limited partnership, its
                                    general partner

                                By: Prentiss Properties I, Inc., a Delaware
                                    corporation, its general partner


                                    By: /s/ Thomas F. August
                                        ----------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------

                                    Date of Execution: March 14, 2001

                             RECEIPT OF ESCROW AGENT

         Chicago Title Insurance Company, as Escrow Agent, acknowledges receipt of the sum of $5,000,050.00 by check or by wire transfer, from Brandywine OP as described in Section 2.3 of the foregoing Agreement of Purchase and Sale, said check or wire transfer to be held pursuant to the terms and provisions of said Agreement.

         DATED this _____ day of __________, 2001.

                                    CHICAGO TITLE INSURANCE COMPANY



                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________